Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

THIRD QUARTER 2011 RESULTS

Third Quarter 2011 Highlights

•	Sales increase 6%

•	Earnings per share from continuing operations of $0.21

•	Comparable earnings up 60% to $0.24 excluding costs associated with bond repurchases and using a normalized effective tax rate of 30%

•	Debt reduced by $49 million

LINCOLNSHIRE, ILLINOIS, October 26, 2011 – ACCO Brands Corporation (NYSE: ABD), a world leader in branded office products, today reported its third quarter results for the period ended September 30, 2011.

“Despite the challenging global macroeconomic environment, ACCO Brands continued to execute exceptionally well in the third quarter,” said Robert J. Keller, chairman and chief executive officer. “We once again grew our revenue, operating income, operating income margin and earnings per share. We also increased market share in important categories and channels, and we see opportunities for further share growth ahead of us. We are reiterating our full-year sales, earnings-per-share and free cash flow guidance.”

Third Quarter Results

Net sales increased 6% to $339.1 million, compared to $319.4 million in the prior-year quarter. Foreign currency favorably impacted sales by 4% and pricing added 2%. Volume was down modestly. Third quarter income from continuing operations was $11.9 million, or $0.21 per diluted share, compared to income of $4.4 million, or $0.08 per diluted share, in the prior-year quarter. Using a normalized effective tax rate of 30% in both periods and excluding $4.2 million of costs associated with the repurchase of the company’s senior subordinated and senior secured notes in the current period, adjusted income from continuing operations was $13.7 million, compared to $8.7 million in the prior-year period, and $0.24 per diluted share compared to $0.15 per diluted share in the prior-year period, an increase of 60%.

Reported third quarter operating income increased to $35.4 million from $30.0 million in the prior-year quarter. EBITDA increased to $48.1 million, from $41.6 million in the prior year, and included a benefit from foreign exchange translation of $3.4 million. The company reduced its debt by $48.9 million in the quarter through the redemption of bonds and ended the quarter with $41.3 million of cash and no borrowings under its revolving credit facility.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas third quarter net sales increased 3% to $182.6 million, from $178.1 million in the prior-year quarter. Pricing and foreign currency translation favorably impacted sales by 2% and 1%, respectively. Volume decreased modestly. Operating income was even with the prior-year quarter at $16.5 million, and operating margin declined slightly to 9.0% from 9.3% primarily due to increased fuel costs.

ACCO Brands International

ACCO Brands International net sales increased 14% to $110.3 million, compared to $97.0 million in the prior-year quarter. Foreign currency translation and pricing favorably impacted sales by 11% and 5%, respectively. Volume declined 2% as reduced demand in Europe was partly offset by gains in shredder placements. Operating income increased to $14.6 million, compared to $5.3 million in the prior-year quarter, and operating margin increased to 13.2% from 5.5%. The increase was driven by strong improvements in the profitability of the European business resulting from price increases and operational improvements executed in the first half of the year.

Computer Products Group

Computer Products net sales increased 4% to $46.2 million, compared to $44.3 million in the prior-year quarter. Foreign currency translation impacted sales favorably by 4% while pricing was a reduction of 1%. Volume increased 1% driven by new products. Operating income was $11.1 million, compared to $12.6 million in the prior-year quarter, and operating margin decreased to 24.0% from a record-level 28.4% in the prior-year quarter due to unfavorable mix.

Nine Month Results

Net sales increased 5% to $967.7 million, compared to $925.1 million in the prior-year period. Foreign currency translation contributed 4% to sales growth and pricing added 2%. Volume declined 2%. Income from continuing operations was $9.2 million, or $0.16 per diluted share, for the nine months ended September 30, 2011, compared to income of $3.5 million, or $0.06 per diluted share, in the prior-year period. Using a normalized effective tax rate of 30% in both periods, and excluding $4.2 million of costs associated with the company’s repurchase of bonds in the current period, adjusted income from continuing operations was $19.1 million, or $0.33 per share, which includes $4.5 million of costs associated with the rationalization of the company’s European operations, compared to $13.9 million, or $0.24 per share in the prior-year period.

Operating income increased 5% to $79.3 million for the nine months ended September 30, 2011, including the $4.5 million of additional costs in Europe, compared to operating income of $75.5 million in the prior-year period. EBITDA increased 4% to $114.4 million, from $110.1 million in the prior-year period, and included the benefit from foreign exchange translation of $8.7 million.

Business Outlook

The company is reiterating its full-year 2011 guidance, calling for sales growth from continuing operations of 2-4% and earnings–per-share growth from continuing operations at the high end of its previously stated 20-30% range. Guidance is based on a normalized 30% tax rate, excludes costs associated with the repurchase of its bonds and adjusts for the impact of the GBC – Fordigraph divestiture completed in the second quarter. The company expects free cash flow (after interest, taxes and capital expenditures) of $100-$110 million, including gross proceeds from the sale of the GBC – Fordigraph business.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all unusual tax items. Adjusted supplemental EBITDA from continuing operations excludes other non-operating items, including other income/expense and stock-based compensation expense. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company’s securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, under Item 1A, “Risk Factors,” and in the company’s other SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended September 30,		%
	2011	2010	Change
Net sales	$339.1	$319.4	6%
Cost of products sold	232.0	221.6	5%

Gross profit	107.1	97.8	10%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	70.6	66.1	7%
Amortization of intangibles	1.5	1.7	(12)%
Restructuring charges (income)	(0.4)	—	NM

Total operating costs and expenses	71.7	67.8	6%

Operating income	35.4	30.0	18%

Non-operating expense (income):
Interest expense, net	20.6	19.7	5%
Equity in earnings of joint ventures	(3.8)	(2.3)	65%
Other expense, net	3.2	0.1	NM

Income from continuing operations before income tax	15.4	12.5	23%
Income tax expense	3.5	8.1	(57)%

Income from continuing operations	11.9	4.4	170%
Income (loss) from discontinued operations, net of income taxes	(0.2)	1.0	NM

Net income	$11.7	$5.4	117%

Per share:
Basic earnings per share:
Income from continuing operations	$0.22	$0.08	175%
Income (loss) from discontinued operations	—	0.02	(100)%
Basic earnings per share	$0.21	$0.10	110%

Diluted earnings per share:
Income from continuing operations	$0.21	$0.08	163%
Income (loss) from discontinued operations	—	0.02	(100)%
Diluted earnings per share	$0.20	$0.09	122%

Weighted average number of shares outstanding:
Basic	55.2	54.9
Diluted	57.5	57.1

Reconciliation of Reported Consolidated Results to Adjusted Results

	Three Months Ended				Three Months Ended
	September 30, 2011				September 30, 2010
(in millions, except per share data)	Reported	Bond Repurchases (C)	Tax Adjustment (B)	Adjusted	Reported	Tax Adjustment (A)	Adjusted
Income from continuing operations before income tax	$15.4	$4.2	$—	$19.6	$12.5	$—	$12.5
Income tax expense (benefit)	3.5	1.3	1.1	5.9	8.1	(4.3)	3.8

Income from continuing operations	$11.9	$2.9	$(1.1)	$13.7	$4.4	$4.3	$8.7

Diluted earnings per share:
Income from continuing operations	$0.21			$0.24	$0.08		$0.15

Weighted average number of diluted shares outstanding	57.5			57.5	57.1		57.1

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended September 30,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.6%		30.6%
Advertising, selling, general and administrative	20.8%		20.7%
Operating income	10.4%		9.4%
Income from continuing operations before income tax	4.5%		3.9%
Net income	3.5%	4.0%	1.7%	3.0%
Income tax rate	22.7%	30.0%	64.8%	30.0%

(A)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.
(B)	During the third quarter of 2011 the U.K. reversed a valuation allowance of $2.8 million which had the effect of reducing the effective tax rate to less than 30%.
(C)	During the third quarter of 2011, the Company recorded a loss associated with bond repurchases of $4.2 million, or $0.05 per diluted share.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended September 30,
	2011	2010	% Change
Net income	$11.7	$5.4	117%
Discontinued operations	0.2	(1.0)	120%
Loss on bond repurchases (D)	4.2	—	NM
Income taxes, impact of adjustments	(2.4)	4.3	NM

Adjusted income from continuing operations	13.7	8.7	57%
Adjusted interest expense, net (D)	19.4	19.7	(2)%
Adjusted income tax expense	5.9	3.8	55%
Depreciation (E)	6.4	7.5	(15)%
Amortization of intangibles	1.5	1.7	(12)%
Adjusted other expense, net (D)	0.2	0.1	100%
Stock-based compensation expense	1.0	0.1	900%

Adjusted supplemental EBITDA from continuing operations	$48.1	$41.6	16%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	14.2%	13.0%

(D)	During the third quarter of 2011, the company recorded a $4.2 million loss associated with bond repurchases. $3.0 million of the premium paid was recorded in Other expense, net and $1.2 million of accelerated debt origination costs were recorded in Interest expense, net.
(E)	Depreciation expense for the three months ended September 30, 2010, excludes $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Nine Months Ended September 30,		%
	2011	2010	Change
Net sales	$967.7	$925.1	5%
Cost of products sold	665.9	641.8	4%

Gross profit	301.8	283.3	7%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	218.5	203.5	7%
Amortization of intangibles	4.8	5.1	(6)%
Restructuring income	(0.8)	(0.8)	0%

Total operating costs and expenses	222.5	207.8	7%

Operating income	79.3	75.5	5%

Non-operating expense (income):
Interest expense, net	59.3	58.9	1%
Equity in earnings of joint ventures	(6.2)	(4.6)	35%
Other expense, net	3.0	1.2	150%

Income from continuing operations before income tax	23.2	20.0	16%
Income tax expense	14.0	16.5	(15)%

Income from continuing operations	9.2	3.5	163%
Income from discontinued operations, net of income taxes	38.1	2.1	NM

Net income	$47.3	$5.6	745%

Per share:
Basic earnings per share:
Income from continuing operations	$0.17	$0.06	183%
Income from discontinued operations	0.69	0.04	NM
Basic earnings per share	$0.86	$0.10	760%

Diluted earnings per share:
Income from continuing operations	$0.16	$0.06	167%
Income from discontinued operations	0.66	0.04	NM
Diluted earnings per share	$0.82	$0.10	720%

Weighted average number of shares outstanding:
Basic	55.1	54.8
Diluted	57.6	57.2

Reconciliation of Reported Consolidated Results to Adjusted Results

	Nine Months Ended				Nine Months Ended
	September 30, 2011				September 30, 2010
(in millions, except per share data)	Reported	Bond Repurchases (B)	Tax Adjustment (A)	Adjusted	Reported	Tax Adjustment (A)	Adjusted
Income from continuing operations before income tax	$23.2	$4.2	$—	$27.4	$20.0	$—	$20.0
Income tax expense (benefit)	14.0	1.3	(7.0)	8.3	16.5	(10.4)	6.1

Income (loss) from continuing operations	$9.2	$2.9	$7.0	$19.1	$3.5	$10.4	$13.9

Diluted earnings per share:
Income (loss) from continuing operations	$0.16			$0.33	$0.06		$0.24
Weighted average number of diluted shares outstanding	57.6			57.6	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Nine Months Ended September 30,
	2011		2010
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.2%		30.6%
Advertising, selling, general and administrative	22.6%		22.0%
Operating income	8.2%		8.2%
Income from continuing operations before income tax	2.4%		2.2%
Net income	4.9%	5.9%	0.6%	1.7%
Income tax rate	60.3%	30.0%	82.5%	30.0%

(A)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current and prior periods. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.
(B)	During the third quarter of 2011, the Company recorded a loss associated with bond repurchases of $4.2 million, or $0.05 per diluted share.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Nine Months Ended
	September 30,
	2011	2010	% Change
Net income	$47.3	$5.6	745%
Discontinued operations	(38.1)	(2.1)	NM
Loss on bond repurchases (C)	4.2	—	NM
Income taxes, impact of adjustments	5.7	10.4	(45)%

Adjusted income from continuing operations	19.1	13.9	37%
Adjusted interest expense, net (C)	58.1	58.9	(1)%
Adjusted income tax expense	8.3	6.1	36%
Depreciation (D)	20.3	22.4	(9)%
Amortization of intangibles (E)	4.8	5.1	(6)%
Adjusted other expense, net (C)	—	1.2	(100)%
Stock-based compensation expense	3.8	2.5	52%

Adjusted supplemental EBITDA from continuing operations	$114.4	$110.1	4%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	11.8%	11.9%

(C)	During the third quarter of 2011, the company recorded a $4.2 million loss associated with bond repurchases. $3.0 million of the premium paid was recorded in Other expense, net and $1.2 million of accelerated debt origination costs were recorded in Interest expense, net.
(D)	Depreciation expense for the nine months ended September 30, 2011 and 2010, respectively, excludes $0.1 million and $0.2 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.
(E)	Amortization of intangibles for the nine months ended September 30, 2011 and 2010, both exclude $0.1 million that has been included in discontinued operations, which is excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2011			2010			Changes
							Net Sales	Net Sales			Margin
	Net Sales	OI	OI Margin	Net Sales	OI	OI Margin	$	%	OI $	OI %	Points
Q1:
ACCO Brands Americas	$152.2	$5.5	3.6%	$158.6	$8.3	5.2%	$(6.4)	(4)%	$(2.8)	(34)%	(160)
ACCO Brands International	104.9	4.1	3.9%	102.2	9.1	8.9%	2.7	3%	(5.0)	(55)%	(500)
Computer Products	41.3	9.3	22.5%	39.7	8.1	20.4%	1.6	4%	1.2	15%	210
Corporate	—	(5.6)		—	(5.0)		—		(0.6)

Total	$298.4	$13.3	4.5%	$300.5	$20.5	6.8%	$(2.1)	(1)%	$(7.2)	(35)%	(230)

Q2:
ACCO Brands Americas	$175.7	$14.5	8.3%	$169.9	$14.4	8.5%	$5.8	3%	$0.1	1%	(20)
ACCO Brands International	105.8	9.0	8.5%	93.2	4.9	5.3%	12.6	14%	4.1	84%	320
Computer Products	48.7	13.1	26.9%	42.1	10.7	25.4%	6.6	16%	2.4	22%	150
Corporate	—	(6.0)		—	(5.0)				(1.0)

Total	$330.2	$30.6	9.3%	$305.2	$25.0	8.2%	$25.0	8%	$5.6	22%	110

Q3:
ACCO Brands Americas	$182.6	$16.5	9.0%	$178.1	$16.5	9.3%	$4.5	3%	$—	0%	(30)
ACCO Brands International	110.3	14.6	13.2%	97.0	5.3	5.5%	13.3	14%	9.3	175%	770
Computer Products	46.2	11.1	24.0%	44.3	12.6	28.4%	1.9	4%	(1.5)	(12)%	(440)
Corporate	—	(6.8)		—	(4.4)				(2.4)

Total	$339.1	$35.4	10.4%	$319.4	$30.0	9.4%	$19.7	6%	$5.4	18%	100

YTD:
ACCO Brands Americas	$510.5	$36.5	7.1%	$506.6	$39.2	7.7%	$3.9	1%	$(2.7)	(7)%	(60)
ACCO Brands International	321.0	27.7	8.6%	292.4	19.3	6.6%	28.6	10%	8.4	44%	200
Computer Products	136.2	33.5	24.6%	126.1	31.4	24.9%	10.1	8%	2.1	7%	(30)
Corporate	—	(18.4)		—	(14.4)				(4.0)

Total	$967.7	$79.3	8.2%	$925.1	$75.5	8.2%	$42.6	5%	$3.8	5%	0

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	Volume
Q1 2011:
ACCO Brands Americas	(4.0%)	1.4%	(5.4%)	1.1%	(6.5%)
ACCO Brands International	2.6%	4.7%	(2.1%)	1.2%	(3.3%)
Computer Products	4.0%	1.3%	2.7%	1.8%	0.9%

Total	(0.7%)	2.5%	(3.2%)	1.2%	(4.4%)

Q2 2011:
ACCO Brands Americas	3.4%	1.5%	1.9%	1.5%	0.4%
ACCO Brands International	13.5%	14.6%	(1.1%)	3.3%	(4.4%)
Computer Products	15.7%	5.8%	9.9%	1.7%	8.2%

Total	8.2%	6.1%	2.1%	2.1%	0.0%

Q3 2011:
ACCO Brands Americas	2.5%	1.2%	1.3%	1.7%	(0.4%)
ACCO Brands International	13.7%	10.9%	2.8%	4.5%	(1.7%)
Computer Products	4.3%	4.1%	0.2%	(1.1%)	1.3%

Total	6.2%	4.5%	1.7%	2.2%	(0.5%)

2011 YTD:
ACCO Brands Americas	0.8%	1.4%	(0.6%)	1.5%	(2.1%)
ACCO Brands International	9.8%	9.9%	(0.1%)	3.0%	(3.1%)
Computer Products	8.0%	3.8%	4.2%	0.7%	3.5%

Total	4.6%	4.4%	0.2%	1.8%	(1.6%)

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	September 30, 2011	December 31, 2010
Current debt obligations, including current portion of long-term debt	$0.2	$0.2
Long-term debt obligations	668.6	727.4

Total outstanding debt	668.8	727.6
Less: cash and cash equivalents	41.3	83.2

Net debt	$627.5	$644.4

	Twelve Months Ended	Twelve Months Ended
Leverage Ratio (Debt to EBITDA from Continuing Operations)	September 30, 2011	September 30, 2010
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$162.7	$155.3
Net debt	$627.5	$711.8
Gross debt	$668.8	$726.1

Total Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	3.9	4.6

Senior-Secured Leverage (senior-secured debt ($422.5 million as of September 30, 2011 and $454.8 million as of September 30, 2010) divided by TTM adjusted supplemental EBITDA from Continuing Operations)	2.6	2.9

	As of and for the	As of and for the
	Twelve Months Ended	Twelve Months Ended
Working Capital per Dollar Sales Ratio (Working Capital to Sales)	September 30, 2011	September 30, 2010
Current assets, excluding cash and cash equivalents (B)	$512.5	$531.1
Current liabilities, excluding current debt obligations (C)	254.9	283.2

Net working capital	$257.6	$247.9

Trailing twelve months (TTM) net sales (A)	$1,327.2	$1,267.8

Working capital ratio (net working capital divided by TTM net sales) (A)	19.4%	19.6%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	Trailing Twelve Months
Net sales	$359.5	$298.4	$330.2	$339.1	$1,327.2

Net income (loss)	$6.8	$(8.1)	$43.7	$11.7	$54.1
Discontinued operations	(2.5)	(0.9)	(37.4)	0.2	(40.6)
Loss on bond repurchases	—	—	—	4.2	4.2
Income taxes, impact of adjustments	8.7	5.8	2.3	(2.4)	14.4

Adjusted income (loss) from continuing operations	13.0	(3.2)	8.6	13.7	32.1

Adjusted interest expense, net	19.4	19.2	19.5	19.4	77.5
Adjusted income tax expense (benefit)	5.5	(1.3)	3.7	5.9	13.8
Depreciation expense	7.1	7.1	6.8	6.4	27.4
Amortization of intangibles	1.6	1.7	1.6	1.5	6.4
Adjusted other (income) expense, net	—	(0.2)	—	0.2	—
Stock-based compensation expense	1.7	0.8	2.0	1.0	5.5

Adjusted supplemental EBITDA from continuing operations	$48.3	$24.1	$42.2	$48.1	$162.7

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$41.3	$83.2
Accounts receivable, net	254.5	274.8
Inventories	217.7	205.9
Deferred income taxes	7.5	9.1
Other current assets	32.6	24.0
Assets of discontinued operations	0.2	23.7

Total current assets	553.8	620.7
Total property, plant and equipment	477.6	474.1
Less accumulated depreciation	(325.8)	(310.9)

Property, plant and equipment, net	151.8	163.2
Deferred income taxes	12.4	10.6
Goodwill	136.2	136.9
Identifiable intangibles, net	132.4	137.0
Other assets	63.7	71.8
Assets of discontinued operations	—	9.4

Total assets	$1,050.3	$1,149.6

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$0.2	$0.2
Accounts payable	105.7	110.3
Accrued compensation	19.5	23.9
Accrued customer program liabilities	57.4	72.8
Accrued interest	4.2	22.0
Other current liabilities	65.9	84.1
Liabilities of discontinued operations	2.2	14.6

Total current liabilities	255.1	327.9
Long-term debt	668.6	727.4
Deferred income taxes	83.1	81.2
Pension and post retirement benefit obligations	63.2	74.9
Other non-current liabilities	12.9	12.7
Liabilities of discontinued operations	—	5.3

Total liabilities	1,082.9	1,229.4

Stockholders’ deficit:
Common stock	0.6	0.6
Treasury stock	(1.7)	(1.5)
Paid-in capital	1,405.0	1,401.1
Accumulated other comprehensive loss	(89.9)	(86.1)
Accumulated deficit	(1,346.6)	(1,393.9)

Total stockholders’ deficit	(32.6)	(79.8)

Total liabilities and stockholders’ deficit	$1,050.3	$1,149.6

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
(in millions of dollars)	2011	2010
Operating activities
Net income	$47.3	$5.6
Other non-cash charges	—	0.4
Gain on sale of assets	(40.8)	(0.1)
Depreciation	20.4	22.6
Amortization of debt issuance costs and bond discount	6.7	4.7
Amortization of intangibles	4.9	5.2
Stock-based compensation	3.8	2.5
Loss on debt redemption	2.9	—
Changes in balance sheet items:
Accounts receivable	17.7	0.8
Inventories	(13.5)	(28.4)
Other assets	(4.5)	(7.2)
Accounts payable	(4.5)	9.0
Accrued expenses and other liabilities	(58.5)	(38.0)
Accrued income taxes	(2.6)	8.2
Equity in earnings of joint ventures, net of dividends received	(1.2)	(0.2)

Net cash used by operating activities	(21.9)	(14.9)
Investing activities
Additions to property, plant and equipment	(10.6)	(8.7)
Assets acquired	(1.4)	(1.1)
Proceeds (payments) from the sale of discontinued operations	54.6	(3.8)
Proceeds from the disposition of assets	0.3	0.7
Other	0.6	—

Net cash provided (used) by investing activities	43.5	(12.9)
Financing activities
(Repayments) proceeds of long-term debt	(62.8)	0.4
Repayments of short term debt, net	—	(0.8)
Cost of debt issuance	—	(0.8)
Other	(0.2)	(0.1)

Net cash used by financing activities	(63.0)	(1.3)
Effect of foreign exchange rate changes on cash	(0.5)	(0.2)

Net decrease in cash and cash equivalents	(41.9)	(29.3)
Cash and cash equivalents
Beginning of period	83.2	43.6

End of period	$41.3	$14.3